Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 118 to Registration Statement No. 33-40682 on Form N-1A of our reports dated February 27, 2017 relating to the financial statements and financial highlights of certain portfolios constituting The Lazard Funds, Inc. (the “Fund”), comprising, Lazard US Equity Concentrated Portfolio, Lazard US Strategic Equity Portfolio, Lazard US Small-Mid Cap Equity Portfolio, Lazard International Equity Portfolio, Lazard International Equity Select Portfolio, Lazard International Equity Concentrated Portfolio, Lazard International Strategic Equity Portfolio, Lazard International Equity Advantage Portfolio, Lazard International Small Cap Equity Portfolio, Lazard Global Equity Select Portfolio, Lazard Global Strategic Equity Portfolio, Lazard Managed Equity Volatility Portfolio, Lazard Emerging Markets Equity Portfolio, Lazard Emerging Markets Core Equity Portfolio, Lazard Developing Markets Equity Portfolio, Lazard Emerging Markets Equity Advantage Portfolio, Lazard Emerging Markets Equity Blend Portfolio, Lazard Emerging Markets Multi Asset Portfolio, Lazard Emerging Markets Debt Portfolio, Lazard Explorer Total Return Portfolio, Lazard Emerging Markets Income Portfolio, Lazard US Corporate Income Portfolio, Lazard US Short Duration Fixed Income Portfolio, Lazard Global Fixed Income Portfolio, Lazard US Realty Income Portfolio, Lazard US Realty Equity Portfolio, Lazard Global Realty Equity Portfolio, Lazard Global Listed Infrastructure Portfolio, Lazard Real Assets and Pricing Opportunities Portfolio, Lazard Enhanced Opportunities Portfolio, Lazard Fundamental Long/Short Portfolio, Lazard Capital Allocator Opportunistic Strategies Portfolio and Lazard Global Dynamic Multi Asset Portfolio appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

April 28, 2017